Exhibit 5.3
[CONFIDENTIAL AND PRIVILEGED]
Advocaten Notarissen Belastingadviseurs

To: Shell International Finance B.V. (the "Dutch Issuer") Carel van Bylandtlaan 30 2596 HR DEN HAAG The Netherlands	Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 15 December 2023		Mr. B.J. Boutellier E bas.boutellier@debrauw.com T +31 20 577 1442 F +31 20 577 1775

Our ref.	M41232667/9/91014395

Re:

Dear Sir/Madam,

Shell International Finance B.V. (the "Dutch Issuer")
Shell plc (the "Guarantor")
Shelf registration of debt securities (as defined in more detail below, the "Registration")

1	INTRODUCTION

De Brauw Blackstone Westbroek N.V. ("De Brauw", "we", "us" and "our", as applicable) acts as Dutch legal adviser to the Dutch Issuer in connection with the Registration.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	DUTCH LAW

This opinion (including all terms used in it) is to be construed in accordance with Dutch law. It is limited to Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in effect on the date of this opinion and accordingly, we do not express any opinion on other matters such as (i) matters of fact, (ii) the commercial and non-legal aspects of the Registration and the transaction pursuant to the Dutch Issuer Indentures, and (iii) the correctness of any representation or warranty included in the Dutch Issuer Indentures.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction ("overeenkomst van opdracht") with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.
Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

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3	SCOPE OF INQUIRY

We have examined, and relied upon the accuracy of the factual statements in, the following documents:

(a)	A copy of:

(i)	the Dutch Issuer Indentures;

(ii)	the forms of the Dutch Issuer Securities; and

(iii)	the Registration Statement.

(b)	A copy of:

(i)	the Dutch Issuer's deed of incorporation and its articles of association, as provided by the Chamber of Commerce (Kamer van Koophandel); and

(ii)	the Trade Register Extract.

(c)	A copy of each Corporate Resolution.

(d)	A copy of the Power of Attorney.

In addition, we have obtained the following confirmations on the date of this opinion:

(e)	Confirmation by telephone from the Chamber of Commerce that the Trade Register Extract is up to date.

(f)
Confirmation through https://data.europa.eu/data/datasets/consolidated-list-of-persons-groups-and-entities-subject-to-eu-financial-sanctions?locale=en and
https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/nationale-terrorismelijst that the Dutch Issuer is not included on any Sanctions List.

(g)

(i)	Confirmation through https://insolventies.rechtspraak.nl; and

(ii)	confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;
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in each case that the Dutch Issuer is not registered as being subject to Insolvency Proceedings.

We have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. Our examination has been limited to the text of the documents and we have not investigated the meaning and effect of any document (or part of it) governed by a law other than Dutch law under that other law.

4	ASSUMPTIONS

We have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)	Each signature is the genuine signature of the individual concerned.

(iii)	Each confirmation referred to in paragraph 3 is true.

(b)

(i)	the Dutch Issuer Indentures will have been entered into;

(ii)	all Dutch Issuer Securities will have been issued; and

(iii)	the Registration Statement has been filed with the SEC,

in a form referred to in this opinion (in the case of the Dutch Issuer Securities and the Dutch Issuer Indentures, without material deviation).

(c)

(i)	Each Corporate Resolution has been validly passed and remains in full force and effect without modification.

(ii)	The issue of the Dutch Issuer Securities will have been validly authorised in accordance with the Dutch Issuer's articles of association at the time of authorisation.

(iii)
In respect of any issue of Dutch Issuer Securities which qualifies as attracting an important credit (belangrijk krediet) within the meaning of the Works Councils Act (Wet op de ondernemingsraden) that Act will have been complied with.

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(d)

(i)	Each signature, including each Electronic Signature, is the genuine signature of the individual concerned; and

(ii)
in relation to any Electronic Signature (other than any qualified electronic signature (elektronische gekwalificeerde handtekening)), the signing method used for that Electronic Signature is sufficiently reliable, taking into account the purpose for which that Electronic Signature was used and all other circumstances.

(e)

(i)	The Dutch Issuer Indentures are within the capacity of and powers of, and will have been validly authorised and entered into by, each party other than the Dutch Issuer.

(ii)	All Dutch Issuer Securities:

(A)	are within the capacity and powers of each party other than the Dutch Issuer; and

(B)	will have been validly issued and accepted by each party.

(f)	Where required, the Dutch Issuer Securities will have been validly authenticated in accordance with the Dutch Issuer Indentures.

(g)
The Power of Attorney remains in force without modification and no rule of law (other than Dutch law) which under the 1978 Hague Convention on the Law applicable to Agency applies or may be applied to the existence and extent of the authority of any person authorised to sign any agreement on behalf of the Dutch Issuer under the Power of Attorney, adversely affects the existence and extent of that authority as expressed in the Power of Attorney.

(h)
All Dutch Issuer Indentures and the Dutch Issuer Securities will have been signed on behalf of the Dutch Issuer by its managing directors in accordance with its articles of association or by a person named as authorised representative in the Power of Attorney granted by it.

(i)
When validly signed by all parties, each Dutch Issuer Indenture and the Dutch Issuer Securities are valid and binding on and enforceable against each party under New York Law by which they are expressed to be governed.

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(j)
The ranking and subordination provisions in the Dutch Issuer Subordinated Indentures do not have the effect that the Dutch Issuer's creditors (other than the parties to the Dutch Issuer Indenture and the holders of Dutch Issuer Securities) are prejudiced.

(k)
No Dutch Issuer Security qualifies as a game or wager (spel of weddingschap) within the meaning of article 7A:1825 BW and no issue of Securities falls within the scope of the Games of Chance Act (Wet op de kansspelen).

(l)

(i)	Any Dutch Issuer Securities offered to the public in the Netherlands have been, are and will be so offered in accordance with the Prospectus Regulation and the Offer Regulations.

(ii)	No Dutch Issuer Securities have been, are or will be admitted to trading on the regulated market of Euronext Amsterdam or on any other regulated market in the Netherlands.

(iii)
At the time when it disposed or disposes of any Dutch Issuer Securities in the context of any offer of Dutch Issuer Securities, the Dutch Issuer did or does not possess inside information (voorwetenschap) in respect of itself or the trade in the relevant Securities.

(m)	The Dutch Issuer complies with article 3:2 Wft and therefore does not require a banking licence pursuant to that Act.

(n)	The Dutch Issuer Indentures and each transaction entered into pursuant to them will have been entered into on an arm's length basis.

5	OPINION

Based on the documents and confirmations referred to and assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to us, we are of the following opinion:

(a)	The Dutch Issuer has been incorporated and exists as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid).
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(b)

(i)	The Dutch Issuer has the corporate power to enter into and perform the Dutch Issuer Indentures and to issue and perform the Dutch Issuer Securities.

(ii)	The Dutch Issuer has taken all necessary corporate action to authorise its entry into and performance of the Dutch Issuer Indentures.

(c)	The Dutch Issuer's entry into and performance of the Dutch Issuer Indentures, and the issue and performance of the Dutch Issuer Securities, do not violate Dutch law or its articles of association.

(d)

(i)	The choice of New York Law as the governing law of the Dutch Issuer Indentures and the Dutch Issuer Securities is recognised.

(ii)	Dutch law does not restrict the validity and binding effect on and enforceability against the Dutch Issuer of the Dutch Issuer Indentures and the Dutch Issuer Securities.

(e)
The statements in the prospectus included in the Registration Statement under the heading "Taxation – Dutch Taxation" and "Enforceability of Certain Civil Liabilities", to the extent they are statements as to Dutch law, are correct.

6	QUALIFICATIONS

This opinion is subject to the following qualifications:

(a)
This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or Preventive Restructuring Processes, (b) rules relating to foreign (i) insolvency proceedings (including foreign Insolvency Proceedings), (ii) arrangement or compromise of obligations or (iii) preventive restructuring frameworks, (c) any other collective judicial or administrative proceeding in any jurisdiction pursuant to a law relating to insolvency, (d) other rules regulating conflicts between rights of creditors, or (e) intervention and other measures in relation to financial enterprises or their affiliated entities.

(b)	The recognition of New York Law as the governing law of the Dutch Issuer Indentures and the Dutch Issuer Securities:

(i)
will not prejudice the provisions of the law of the European Union (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when the Dutch Issuer Indentures were entered into or the Dutch Issuer Securities were issued (other than the choice of New York Law as the governing law of the Dutch Issuer Indentures or the Dutch Issuer Securities, as applicable) are located in one or more Member States of the European Union;

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(ii)

(A)	will not restrict the application of the overriding provisions of Dutch law; and

(B)	will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose "overriding provisions" are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(iii)	will not prevent the application of New York Law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(iv)
will not prevent regard being had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

(c)	Enforcement in the Netherlands of the Dutch Issuer Indentures, the Dutch Issuer Securities and of foreign judgments is subject to Dutch rules of civil procedure.

(d)	Enforceability of the Dutch Issuer Indentures and the Dutch Issuer Securities may be limited under the Sanction Act 1977 (Sanctiewet 1977) or otherwise by international sanctions.

(e)	To the extent that Dutch law applies, any provision that the holder of a Dutch Issuer Security may be treated as an absolute owner may not be enforceable under all circumstances.
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(f)
To the extent that Dutch law applies, title to a Dutch Issuer Security may not pass if (i) the Dutch Issuer Security is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the Dutch Issuer Security, or (iii) the transfer of title is not made pursuant to a valid title of transfer (geldige titel).

(g)	To the extent that Dutch law applies, Section 11.02 of the Dutch Issuer Subordinated Indenture may not be enforceable under all circumstances.

(h)	Any trust to which the Trust Convention applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

(i)	Any provision in the Dutch Issuer Indentures to the effect that

(i)	in proceedings initiated by the Trustee, the Trustee shall be deemed to represent the holders of the relevant Dutch Issuer Securities without any need to make those holders party to the proceedings;

(ii)
no holder of any Dutch Issuer Security may institute proceedings with respect to the Dutch Issuer Securities (including for the appointment of a receiver or trustee) other than within the limits set out in the Dutch Issuer Indentures;

(iii)	the Trustee may in its own name and as trustee of an express trust institute a judicial proceeding, prosecute such proceeding to judgment or final decree and may enforce the same;

(iv)
no holder of any Dutch Issuer Security of any series shall have the right by virtue or by availing of any provision of the Dutch Issuer Indenture to institute an action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Dutch Issuer Indenture, or for the appointment of an administrator (bewindvoerder), receiver, liquidator (curator), sequestrator, trustee or other similar officer or for any other remedy under the Dutch Issuer Indenture, unless such holder previously shall have given to the Trustee written notice as further provided in the Dutch Issuer Indenture;

(v)	the Trustee may enforce any Dutch Issuer Security without producing it;

may not be enforceable.
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(j)	In proceedings in a Dutch court for the enforcement of any Indenture or any Security, the court may mitigate amounts due in respect of litigation and collection costs.

(k)
To the extent that any provision of the Dutch Issuer Indentures or the Dutch Issuer Securities are general conditions within the meaning of article 6:231 BW, a holder of a Dutch Issuer Security may nullify (vernietigen) that provision if (i) the Dutch Issuer has not offered the holder a reasonable opportunity to examine the provisions of the Dutch Issuer Indenture or Dutch Issuer Securities, or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in article 6:236 BW is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a Dutch Issuer Security is a natural person not acting in the conduct of a profession or trade. The provisions such as set out in Sections 5.02 and 5.03 of the Dutch Issuer Indentures might fall within the scope of article 6:236 BW.

(l)
If any Dutch Issuer Security has been signed on behalf of the Dutch Issuer (manually or in facsimile) by a person who on the signing date is, but ceases to be before the date of the Dutch Issuer Security and its authentication and issue, a duly authorised representative of the Dutch Issuer, enforcement of the Dutch Issuer Security in a Dutch court may require that the holder of the Dutch Issuer Security submit a copy of the relevant Dutch Issuer Indenture.

(m)
To the extent that Dutch law applies, a power of attorney (including a proxy) (a) does not preclude the principal from performing the legal acts covered by the power of attorney, and (b) can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party, and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

(n)

(i)
An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(ii)	A confirmation from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.
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(iii)
We do not express any opinion on (i) tax matters, other than in paragraph 5(e), (ii) anti-trust, state-aid or competition laws, (iii) financial assistance, (iv) sanctions laws, (v) the validity of any substitution, any form of transfer of a contractual position (contractsoverneming) or any form of assumption of an obligation (schuldoverneming) as provided for in Section 5 of the Dutch Issuer Indentures or any other in rem matters, (vi) any laws that we, having exercised customary professional diligence, could not be reasonably expected to recognize as being applicable to the Dutch Issuer Indentures or the transaction pursuant to the Dutch Issuer Indentures to which this opinion relates, (vii) any right, or the consequence of exercising any right, to convert a  Dutch Issuer Security into another instrument, (viii) the validity of any lien as security of the Dutch Issuer Securities of one or more series of any property or assets as contemplated by Section 7.07 of the Dutch Issuer Indentures for whatever purpose contemplated by the said section of the Dutch Issuer Indenture, and (ix) Section 11.05 of the Dutch Issuer Subordinated Indenture.

7	RELIANCE

(a)
This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

(b)	Each person accepting this opinion agrees, in so accepting, that:

(i)	only De Brauw (and not any other person) will have any liability in connection with this opinion;

(ii)
the agreement in this paragraph 7 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and that the Dutch courts will have exclusive jurisdiction to settle any dispute relating to this opinion; and

(iii)	this opinion may be signed with an Electronic Signature. This has the same effect as if signed with a handwritten signature.
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(c)	The Dutch Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)
refer to De Brauw giving this opinion under the heading "Legal Matters", “Enforceability of Certain Civil Liabilities” and “Taxation – Dutch Taxation” in the prospectus included in the Registration Statement.

This paragraph 7 does not constitute an admittance from us (or De Brauw) that we are (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under article 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

(signature page follows)

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Yours faithfully, De Brauw Blackstone Westbroek N.V.

/s/ Bas Boutellier
Bas Boutellier
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Annex – Definitions

Part 1 – General

In this opinion:

"BW" means the Civil Code (Burgerlijk Wetboek).

"Corporate Resolution" is defined in part 2 (Dutch Issuer) of this Annex.

"De Brauw" means De Brauw Blackstone Westbroek N.V., and "we", "us" and "our" are to be construed accordingly.

"Dutch Issuer" is defined in part 2 (Dutch Issuer) of this Annex.

"Dutch Issuer Indentures" means each of:

(a)	the indenture for senior debt securities, dated as of 27 June, 2006, filed as exhibit 4.3 to the Registration Statement; and

(a)	the form of indenture for subordinated debt securities filed as exhibit 4.4 to the Registration Statement (the "Dutch Issuer Subordinated Indenture");

in each case between the Dutch Issuer, the Guarantor and the Trustee.

"Dutch law" means the law directly applicable in the Netherlands.

“Dutch Issuer Securities” means any senior debt securities and any subordinated debt securities issued by the Dutch Issuer under the Dutch Issuer Indentures and fully and unconditionally guaranteed by the Guarantor from the date of this opinion and includes, where the context permits:

(a)	the Securities in all forms referred to in this opinion and any coupons, talons and receipts pertaining to the Dutch Issuer Securities; and

(b)	in relation to an issue of Dutch Issuer Securities, the provisions of those Dutch Issuer Securities.

"Electronic Signature" means any electronic signature (elektronische handtekening), any advanced electronic signature (geavanceerde elektronische handtekening) and any qualified electronic signature (elektronische gekwalificeerde handtekening) within the meaning of Article 3 of Regulation (EU) 910/2014 of the European Parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market and repealing directive 1999/93/EC, and article 3:15a BW.
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"Forms of the Dutch Issuer Securities" means each of:

(c)	the form of senior debt securities filed as exhibit 4.9 to the Registration Statement; and

(d)	the form of subordinated debt securities filed as exhibit 4.10 to the Registration Statement.

"Guarantor" means Shell plc.

"Insolvency Proceedings" means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

"New York Law" means the law of the State of New York.

"Offer Regulations" means:

(a)
Commission Delegated Regulation (EU) 2019/979 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council with regard to regulatory technical standards on key financial information in the summary of a prospectus, the publication and classification of prospectuses, advertisements for securities, supplements to a prospectus, and the notification portal, and repealing Commission Delegated Regulation (EU) No 382/2014 and Commission Delegated Regulation (EU) 2016/301;

(b)
Commission Delegated Regulation (EU) 2019/980 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council as regards the format, content, scrutiny and approval of the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Commission Regulation (EC) No 809/2004;

(c)	Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse;

(d)
Commission Regulation (EC) No 1060/2009 of the European Parliament and of the Council of 16 September 2009 on credit rating agencies to the extent applicable to the prospectus included in the Registration Statement; and

(e)	the Wft.

"Power of Attorney" is defined in part 2 (Dutch Issuer) of this Annex.
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"Preventive Restructuring Processes" means public and/or undisclosed preventive restructuring processes within the meaning of the Dutch Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord).

"Prospectus Regulation" means Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC.

"Registration" means the registration by the Dutch Issuer, the Guarantor and Shell Finance US Inc. as issuers of, inter alia, the Securities with the SEC under the Securities Act.

"Registration Statement" means the registration statement on form F-3 dated 15 December 2023 in relation to the Registration (including the prospectus, but excluding any documents incorporated by reference in it and any exhibits to it).

"Sanctions List" means each of:

(a)	each list referred to in:

(i)	Article 2(3) of Council Regulation (EC) No 2580/2001 of 27 December 2001 on specific restrictive measures directed against certain persons and entities with a view to combating terrorism;

(ii)
Article 2 of Council Regulation (EC) No 881/2002 of 27 May 2002 imposing certain specific restrictive measures directed against certain persons and entities associated with the ISIL (Da'esh) and Al-Qaida organisations, and repealing Council Regulation (EC) No 467/2001 prohibiting the export of certain goods and services to Afghanistan, strengthening the flight ban and extending the freeze of funds and other financial resources in respect of the Taliban of Afghanistan; and

(iii)	Article (1)(1) of the Council Common Position of 27 December 2001 on the application of specific measures to combat terrorism; or

(b)	the national terrorism list (nationale terrorismelijst) of persons and organisations designated under the Sanction Regulation Terrorism 2007-II (Sanctieregeling terrorisme 2007-II).

"SEC" means the U.S. Securities and Exchange Commission.

"Securities" means any senior debt securities and any subordinated debt securities issued under the Registration and includes, where the context permits:
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(a)	the Securities in all forms referred to in this opinion and any coupons, talons and receipts pertaining to the Securities; and

(b)	in relation to an issue of Securities, the provisions of those Securities.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"the Netherlands" means the part of the Kingdom of the Netherlands located in Europe.

"Trade Register Extract" is defined in part 2 (Dutch Issuer) of this Annex.

"Trust Convention" means the 1985 Convention on the Law applicable to Trusts and their Recognition.

"Trustee" means Deutsche Bank Trust Company Americas.

"Wft" means the Financial Markets Supervision Act (Wet op het financieel toezicht).

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Part 2 – Dutch Issuer

In this opinion:

“Corporate Resolution” means each of:

(a)	a written resolution of the Dutch Issuer’s managing board (directie) dated 31 May 2005;

(b)	a written resolution of the Dutch Issuer’s managing board (directie) dated 5 November 2008; and

(c)	a confirmation provided by e-mail on 12 December 2023 from a legal counsel of the Dutch Issuer.

“Dutch Issuer” means Shell International Finance B.V., with seat in the Hague, Trade Register number 27265903.

“Power of Attorney” means a power of attorney granted by the Dutch Issuer to each of E. Kunkels, J. Abels, and F. Mulock (Category I) and F. Hinden, M. Dawson, M. Ashworth, S. Critchlow and L. van Buuren (Category II) dated 18 September 2023.

“Trade Register Extract” means a Trade Register extract relating to the Dutch Issuer provided by the Chamber of Commerce and dated 12 December 2023.

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